Exhibit 10.16
AMENDMENT TO
EMPLOYMENT AGREEMENT BETWEEN
UTIX, INC. AND MARK POYER
This Amendment (“Amendment”) is hereby entered into by and between Utix Group, Inc. f/k/a Corporate Sports Incentives, Inc. d/b/a Utix Corporation, Inc., (“Utix” or the “Company”) and Mark L. Pover (the “Executive”).
WHEREAS, Utix and Executive entered into that certain Employment Agreement (the “Agreement”) effective January 23, 2006.
WHEREAS, the parties desire to amend the Agreement.
WHEREAS, any terms in initial capital letters or all capital letters used as a defined term but not defined in this First Amendment, shall have the meaning set forth in the Agreement.
NOW, THEREFORE, in consideration of the mutual covenant and promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	Section V of the Employment Agreement is hereby amended to adjust the annual base salary to $210,000, to be made effective November 1, 2006.

2.	Section X, XII and XIII of the Employment Agreement is hereby amended to replace all instances of nine (9) months with twelve (12) months, and all instances of twelve (12) months with twenty-one (21) months.

3.	Correction of ISO Agreement

The Company shall correct the vesting terms of the Executive Incentive Stock Option Agreement in accordance with the terms of the Employment Agreement and grant additional incentive stock options to the executive in an amount equal to 1.5% of the fully diluted shares of the Company following the Series B Preferred Stock Offering less 70,000 incentive stock options.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 14th Day of November, 2006.

UTIX GROUP, INC.		Mark L. Pover (“Executive”)

By:	/s/ Tony Roth	By:	/s/ Mark L. Pover
	Name: Tony Roth Title: President & CEO		Name: Mark L. Pover